UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 20, 2007

                                NEW MOTION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    34-51353                    06-1390025
(State or other jurisdiction       (Commission                (I.R.S. Employer
     of incorporation)             File Number)              Identification No.)


             42 CORPORATE PARK, SUITE 250, IRVINE, CALIFORNIA 92606
                (Address of Principal Executive Offices/Zip Code)

                                 (949) 777-3700
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 5.02         DEPARTURE  OF  DIRECTORS  OR  CERTAIN  OFFICERS;  ELECTION  OF
                  DIRECTORS;   APPOINTMENT  OF  CERTAIN  OFFICERS;  COMPENSATORY
                  ARRANGEMENTS OF CERTAIN OFFICERS.

         On August 20, 2007, we entered into an employment agreement with Susan Swenson pursuant to which Ms. Swenson became our new Chief Operating Officer (the "Employment Agreement"). Ms. Swenson joins us from Amp'd Mobile in Los Angeles, California where she held the position of chief operating officer from 2006, and was directly responsible for customer operations, technology development, human resources, legal and finance. Prior to Amp'd Mobile, Ms. Swenson was chief operating officer of T-Mobile in Seattle, WA, a $12 billion dollar company, from 2004 through 2005. In that position, she managed engineering, information technology, customer care, business operations and customer loyalty. From 1999 to 2004, Ms. Swenson was president and chief operating officer for Leap Wireless, now known as Cricket Communications. From 1994 through 1999, Ms. Swenson was president and chief executive officer for Cellular One, a joint venture between AirTouch Communications and AT&T. Prior to that, Ms. Swenson was a vice president with Pacific Bell, and she got her start in the mobile market with Pactel Cellular, beginning in 1979. Ms. Swenson is an active member on the board of directors for several organizations, including serving as director and on the audit and exam committees for MBlox and Wells Fargo (NYSE: WFC). She also is a director on the board of Eltek, a telecom power company. Ms. Swenson holds a bachelor's degree in French from San Diego State University, awarded in 1971.

         Ms. Swenson's Employment Agreement has a term of two years which term may be extended through December 31, 2009. The Employment Agreement provides for an annual base salary of $300,000 with a guaranteed increase of at least 5% after each 12-month period during the term. Ms. Swenson's Employment Agreement also provides that Ms. Swenson will be eligible to participate in a management incentive program pursuant to which we will set aside a discretionary amount based on our earnings before interest and taxes for payment to executives. Ms. Swenson's target bonus for the fiscal years ending December 31, 2007 and 2008 will be no less than 15% of the fund. As a percentage of the fund, this target will increase at no less than 5% per year so long as Ms. Swenson remains employed by us. As an inducement for Ms. Swenson to enter the Employment Agreement, we will grant Ms. Swenson 75,000 shares of restricted common stock pursuant to our 2007 Stock Incentive Plan. The restricted stock will fully vest upon a change of control or upon the termination of Ms. Swenson's employment other than for cause. Ms. Swenson is also entitled to receive an allowance of $700 per month for costs associated with the lease or purchase, maintenance and insurance of an automobile, and an additional allowance of $300 per month for costs associated with the use of cellular equipment and mobile communication service or subscription fees. Upon the termination of Ms. Swenson's employment with us for good reason or without cause, Ms. Swenson is entitled to receive the base salary that would have been paid to Ms. Swenson from the date of termination of her service through the expiration of her Employment Agreement, continued healthcare coverage for the same period, and a pro-rated portion of any bonus that would have been earned by Ms. Swenson during the fiscal year in which her employment terminated. Ms. Swenson has agreed not to solicit our customers, suppliers, employees or licensors for a period of two years after the termination of her employment with us. Ms. Swenson's Employment Agreement also provides for the arbitration of disputes.


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


         A press release announcing the appointment of Ms. Swenson was issued by us on August 21, 2007, a copy of which is attached hereto as Exhibit 99.1.

ITEM 5.05 AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

         On August 20, 2007, our Board of Directors approved a revised Code of Ethical Conduct (the "Code"), which applies to our directors, officers, and employees, including but not limited to our principal executive officer and principal financial officer.

         A  complete  copy of the Code is being  filed as  Exhibit  14.1 to this
Current   Report   on   Form   8-K  and  is   available   at  our   website   at
www.newmotioninc.com.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

         (d)      Exhibits.

                  The following exhibits are filed herewith:

                  EXHIBIT
                  NUMBER   DESCRIPTION
                  -------  -----------

                  14.1     Code of Ethical Conduct.

                  99.1 Press release issued by New Motion, Inc., dated August 21, 2007.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NEW MOTION, INC.
                                         (Registrant)

Dated: August 24, 2007
                                         /s/ Allan Legator
                                         -------------------------------------
                                         Allan Legator
                                         Chief Financial Officer and Secretary


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


                                  EXHIBIT INDEX

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------

14.1            Code of Ethical Conduct

99.1            Press release issued by New Motion, Inc., dated August 21, 2007.


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